UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 18, 2005


                    RESIDENTIAL ASSET SECURITIES CORPORATION,
                  on behalf of the RASC Series 2005-KS11 Trust
             (Exact name of registrant as specified in its charter)

           Delaware                      333-122688               51-0362653
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

   8400 Normandale Lake Boulevard, Suite 250
            Minneapolis, Minnesota                             55437
    (Address of principal executive office)                 (Zip Code)

                                 (952) 857-7000
              (Registrant's telephone number, including area code )


                                      N/A
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.        OTHER EVENTS.

         In connection with the proposed offering of the Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series 2005-KS11 (the "Certificates"), Credit Suisse First Boston LLC (the "Underwriter") has prepared certain materials for distribution to potential investors. Although Residential Asset Securities Corporation (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

         For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

ITEM 9.01(C).     EXHIBITS.

         99.1     Computational Materials       Filed Manually on Form SE dated
                                                November 18, 2005




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RESIDENTIAL ASSET SECURITIES CORPORATION



                                      By: /s/ Pieter VanZyl
                                    Name:     Pieter VanZyl
                                   Title:     Vice President




Dated:  November 18, 2005


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                                  Exhibit Index

Exhibit

99.1              Computational Materials   Filed manually on Form SE
                                            dated November 18, 2005